As filed with the Securities and Exchange Commission on November 10, 2010
Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

THE ESTÉE LAUDER COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-2408943 (I.R.S. Employer Identification No.)
__________________

767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Address, Including Zip Code, and Telephone Number,
 including Area Code, of Registrant’s Principal Executive Offices)

THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN
(Full Title of Plan)

Sara E. Moss, Esq.
Executive Vice President and General Counsel
The Estée Lauder Companies Inc.
767 Fifth Avenue
New York, New York 10153
(212) 572-4200
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)
__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A common Stock, par value $0.01 per share	11,175,534 shares	$70.70	$790,110,254	$56,335

____________________
(1)
Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under  the Securities Act of 1933.  The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Class A Common Stock reported on the New York Stock Exchange on November 3, 2010.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers an additional 11,175,534 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of The Estée Lauder Companies Inc. (the “Company”), for issuance pursuant to benefits awarded under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”).  The contents of earlier Registration Statements on Form S-8 filed with respect to the Plan (or its predecessor, the Fiscal 2002 Share Incentive Plan), as filed with the Securities and Exchange Commission on August 19, 2009 (Registration Statement No. 333-161452), February 3, 2006 (Registration Statement No. 333-131527), July 22, 2005, (Registration Statement No. 333-126820), and November 1, 2001 (Registration No. 333-72684), are, to the extent not modified herein, hereby incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1 -
Restated Certificate of Incorporation dated November 16, 1995 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003) (File No. 001-14064).

4.2 -
Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (File No. 001-14064).

4.3 -	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2009) (File No. 001-14064).

5 -	Opinion of Weil, Gotshal & Manges LLP.

23.1 -	Consent of KPMG LLP.

23.2 -	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24 -	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99 -	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 10, 2010.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Richard W. Kunes
	Name:	Richard W. Kunes
	Title:	Executive Vice President and

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Kunes, Sara E. Moss and Spencer G. Smul, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Fabrizio Freda Fabrizio Freda	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2010

/s/William P. Lauder William P. Lauder	Executive Chairman and Director	November 10, 2010

/s/Leonard A. Lauder Leonard A. Lauder	Director	November 10, 2010

/s/Charlene Barshefsky Charlene Barshefsky	Director	November 10, 2010

/s/Rose Marie Bravo Rose Marie Bravo	Director	November 10, 2010

/s/Paul J. Fribourg Paul J. Fribourg	Director	November 10, 2010

Mellody Hobson	Director

/s/Irvine O. Hockaday, Jr. Irvine O. Hockaday, Jr.	Director	November 10, 2010

Signature	Title	Date

/s/Aerin Lauder Aerin Lauder	Director	November 10, 2010

/s/Jane Lauder Jane Lauder	Director	November 10, 2010

/s/Richard D. Parsons Richard D. Parsons	Director	November 10, 2010

/s/Lynn Forester de Rothschild Lynn Forester de Rothschild	Director	November 10, 2010

/s/Barry S. Sternlicht Barry S. Sternlicht	Director	November 10, 2010

/s/Richard F. Zannino Richard F. Zannino	Director	November 10, 2010

/s/Richard W. Kunes Richard W. Kunes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1 -
Restated Certificate of Incorporation dated November 16, 1995 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003) (File No. 001-14064).

4.2 -
Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999) (File No. 001-14064).

4.3 -	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 12, 2009) (File No. 001-14064).

5 -	Opinion of Weil, Gotshal & Manges LLP.

23.1 -	Consent of KPMG LLP.

23.2 -	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24 -	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99 -	The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan.